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                                                                    Exhibit 23.3


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related prospectus of National Record Mart, Inc. for the registration of 400,000 shares of Common Stock, par value $0.01 and to the incorporation by reference therein of our report dated June 5, 1998, with respect to the consolidated financial statements of National Record Mart, Inc. included in its Annual Report (Form 10-K) for the period ended March 28, 1998, filed with the Securities and Exchange Commission.



                                                 /s/ ERNST & YOUNG LLP

Pittsburgh, Pennsylvania

November 9, 1998